Exhibit 3.103

CONVERSION AND CONTRIBUTION AGREEMENT

AND STOCKHOLDER CONSENT

THIS CONVERSION AND CONTRIBUTION AGREEMENT AND STOCKHOLDER CONSENT (“Agreement”) is dated as of February 4, 2010 by and among Citation Corporation, a Delaware corporation (“Citation”), the holders of all issued and outstanding capital stock of Citation listed on Schedule 1 (“Citation Stockholders”), the holders of certain debt obligations of Citation listed on Schedule 2 (“Citation Debt Holders”), Wayzata Opportunities Fund II, L.P., a Delaware limited partnership (“Wayzata II”), TCW Shop IV Subsidiary Investment (Grede), Inc., a Delaware corporation (TCW Shop IV”), and Grede Holdings LLC, a Delaware limited liability company (“Parent”, and collectively with Citation, Citation Stockholders, Citation Debt Holders, Wayzata II, and TCW Shop IV, the “Parties” and each a “Party”).

RECITALS

A.                                    GSC Recovery III Asset Trust, formed under the laws of the State of Delaware (“GSC III Trust”) and GSC Recovery III Parallel Fund Asset Trust, formed under the laws of the State of Delaware (“GSC III Parallel Trust”) are each Citation Stockholders. GSC RIII - Grede Corp., a Delaware corporation (“GSC III Corp.”) and GSC RIII Parallel - Grede, LLC, a Delaware limited liability company (“GSC III Parallel LLC”) are each Citation Debt Holders. Wayzata Recovery Fund, LLC, a Delaware limited liability company (“Wayzata”), and TCW Shared Opportunity Fund IV LP (“TCW Fund IV”) are each Citation Stockholders and Citation Debt Holders.

B.                                    Pursuant to the terms of Assignment and Assumption agreements dated February 3, 2010, GSC III Trust has assigned its Term Loans, Advances, and Bankruptcy Note (all as defined below, and, collectively, the “GSC Citation Debt”) to GSC III Corp. and GSC III Corp. has assumed such GSC Citation Debt and, accordingly, GSC III Corp. is now a Citation Debt Holder.

C.                                    Pursuant to the terms of Assignment and Assumption agreements dated February 3, 2010, GSC III Parallel Trust has assigned its GSC Citation Debt to GSC III Parallel LLC and GSC HI Parallel LLC has assumed such GSC Citation Debt and, accordingly, GSC III Parallel LLC is now a Citation Debt Holder.

D.                                    As of the date of this Agreement, GSC III Corp., GSC III Parallel LLC and Wayzata II have organized, and are the sole members of, Parent.

E.                                     Wayzata II is the sole member of Grede LLC, a Delaware limited liability company f/k/a Iron Operating, LLC (“Grede LLC”). Grede LLC is party to that certain Asset Purchase Agreement dated November 4, 2009 between Grede LLC and Grede Foundries, Inc., a Wisconsin corporation (“Grede Foundries”), pursuant to which Grede LLC will purchase substantially all of the assets and business operations of Grede Foundries (other than the Excluded Facilities and Excluded Assets as defined therein) pursuant to a sale under Section 363 of the U.S. Bankruptcy Code (“Grede 363 Sale”).

F.                                      The Citation Debt Holders are parties to that certain Amended and Restated Credit Agreement dated as of April 6, 2007 by and among Citation, the financial institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as the Issuing Bank and Administrative Agent (as amended, “Credit Agreement”) and hold certain “Term Loans”, “Revolving Loans” and/or “Advances” constituting debt obligations of Citation (as each such term is defined in the Credit Agreement).

G.                                    The Parties desire to enter into a series of transactions (collectively, “Transactions”) on two successive dates that will result in the reorganization of Citation’s debt and equity, the conversion of Citation into a limited liability company and certain other organizational transactions as described herein, all under the terms and conditions of this Agreement.

H.                                   By their signatures to this Agreement, each Citation Stockholder desires to provide its written stockholder consent under Sections 228, 266 and other applicable provisions of the Delaware General Corporation Law (“DGCL”) and under Section 18-214 and other applicable provisions of the Delaware Limited Liability Company Act (“DLLCA”) to the Transactions and to authorize the officers of Citation to act as provided below in connection with the Transactions.

I.                                        Effective as of the date, if any, that each of GSC III Corp., GSC III Parallel LLC and Wayzata II have taken the actions set forth below in Section 1.1 (the “Contribution Date”), each of the following shall occur under the terms and conditions of this Agreement: (1) each of GSC III Corp., GSC III Parallel LLC and Wayzata II may make a cash contribution to Parent in exchange for an equity interest in Parent; (2) certain Citation Debt Holders will receive an equity interest in Citation in satisfaction of certain indebtedness of Citation owing to such Citation Debt Holders under the Credit Agreement; (3) Parent will make a cash contribution to Citation in exchange for an equity interest in Citation issued to Parent; (4) Citation will make cash payments to certain Citation Debt Holders in satisfaction of certain indebtedness of Citation owing to such Citation Debt Holders; and (5) the respective portions of the Bankruptcy Note (defined below) held by certain Citation Debt Holders will either be cashed out by Citation or contributed to Citation for additional equity in Citation.

J.                                        Effective as of the Conversion Date (defined below), each of the following shall occur under the terms and conditions of this Agreement: (1) Citation will convert from a Delaware corporation to a Delaware limited liability company under the applicable provisions of the DGCL and the DLLCA and will be re-named “Grede II LLC” (“Grede II”); (2) all of the capital stock of Citation issued and outstanding prior to the consummation of the Transactions contemplated by this Agreement to occur on the Contribution Date (“Old Citation Stock”) shall be cancelled without payment of consideration; (3) all of the outstanding capital stock of Citation newly issued under this Agreement on the Contribution Date (“New Citation Stock”) shall be converted into membership units of Grede II (“Grede II Units”); (4) immediately thereafter, all holders of the Grede II Units (other than Parent) shall subscribe to membership units in Parent (“Parent Units”) by contributing their Grede II Units to Parent; (5) all issued and outstanding warrants of Citation will be cancelled without payment of consideration; (6) the remaining Term Loans indebtedness of Citation owing to certain Citation Debt Holders will be refinanced under a new loan agreement and related guaranty and security documents with General Electric Capital

Corporation (“GECC”) as administrative agent; and (7) Wayzata II shall contribute all of its right, title and interest in and to its membership interest in Grede LLC to Parent (such that Grede LLC will become a wholly owned subsidiary of Parent) in exchange for an additional equity interest in Parent.

The Parties intending to be legally bound agree as follows:

ARTICLE 1

CONTRIBUTION DATE

1.1                               Cash Capitalization of Parent. At the sole discretion of GSC III Corp., GSC III Parallel LLC and Wayzata II (and only if all parties agree to so act), on the Contribution Date each of GSC III Corp., GSC III Parallel LLC and Wayzata II may execute and deliver a Subscription Agreement under which GSC III Corp., GSC III Parallel LLC and Wayzata II would subscribe to membership units in Parent (“Parent Units”) by making a cash contribution to Parent in the amount identified on Schedule 3, and shall receive the number of Parent Units identified on Schedule 3.

1.2                               Conversion of Debt to New Citation Stock. Effective as of the Contribution Date, each Citation Debt Holder (each, a “Converting Debt Holder”) that is converting its outstanding Term Loan and/or Advance into New Citation Stock as identified on Schedule 2 shall execute and deliver an Agreement Regarding Notes in the form attached as Exhibit A (“Agreement Regarding Notes”) and a Subscription Agreement in the form attached as Exhibit B (“Subscription Agreement”) under which the Converting Debt Holder will contribute such debt to Citation and Citation will issue to the Converting Debt Holder the number of shares of New Citation Stock identified on Schedule 2 and Schedule 3 (the shares to be issued to each Converting Debt Holder, its “Equity Consideration”). Each Converting Debt Holder (i) agrees that the receipt of its Equity Consideration upon its contribution to Citation of its Term Loan and/or Advance under this Section 1.2 shall constitute satisfaction of 100% of the principal, any deferred fees and other obligations owing to each Converting Debt Holder on account of the Term Loans and/or Advances so contributed (other than accrued interest obligations which will be deemed extinguished) and (ii) authorizes and directs the Agent Bank (as defined below) upon receipt of written notification from Citation that the Transactions have been consummated, to treat the Term Obligations (as defined in the Guarantee Agreement (as defined in the Credit Agreement)), the Secured Obligations (as defined in the Security Agreement (as defined in the Credit Agreement)) and all other amounts owing to such Converting Debt Holder under the Loan Documents (as defined in the Credit Agreement) as paid in full. Immediately upon receipt by TCW Fund IV of the shares of New Citation Stock identified on Schedule 2 and Schedule 3, TCW Fund IV will contribute 302 shares of New Citation Stock to TCW Shop IV and TCW Shop IV will execute and deliver a Subscription Agreement.

1.3                               Cash Contribution by Parent to Citation. Effective as of the Contribution Date, Parent shall subscribe to New Citation Stock by making a cash contribution to Citation in the amount necessary to fully pay the debt under Sections 1.4, 1.5, 1.6 and 1.7.4 below and by executing the Subscription Agreement in the form attached as Exhibit C (“Parent Subscription Agreement”). Parent shall be issued the number of shares of New Citation Stock identified on Schedule 3. The Parties agree that, on the Contribution Date and prior to the cash contribution by Parent under this Section 1.3, Citation’s asset value is no greater than the sum of (a) the Revolving Loans, (b) the Advances, (c) $37,326,117.00 (the aggregate value ascribed to the Term Loans in these Transactions), and (d) $2,100,000.00 (the aggregate value ascribed to the Bankruptcy Note). Citation shall use a value consistent with the preceding sentence for purposes of all tax returns and reports filed with respect to the Transactions contemplated by this Agreement.

1.4                               Term Loans Payoff.

1.4.1                     Effective as of the Contribution Date, each Citation Debt Holder that is receiving a cash payment for its outstanding Term Loan as identified on Schedule 2 (each, a “Cash Pay Debt Holder”) shall execute and deliver an Agreement Regarding Notes under which Citation will redeem 100% of the principal and accrued interest owed to such Citation Debt Holder under such Term Loan as identified on Schedule 2 for a cash payment (paid through Agent Bank as specified in Section 1.4.2 below) equal to 85% of such principal and accrued interest balance as identified on Schedule 2 (such amount payable to each Cash Pay Debt Holder, its “Term Loan Cash Consideration”).

1.4.2                     Effective as of the Contribution Date, Citation will make a cash payment to JPMorgan Chase Bank, N.A., as agent for the Citation Debt Holders (“Agent Bank”) under the Credit Agreement equal to the aggregate amount of Term Loan Cash Consideration payable to the Cash Pay Debt Holders. In connection with the payoff of the Term Loans, Agent Bank shall disburse to each Citation Cash Pay Debt Holder its Term Loan Cash Consideration. Each Cash Pay Debt Holder authorizes and directs the Agent Bank upon the receipt of the Term Loan Cash Consideration with respect to the Cash Pay Debt Holders’ Term Loans, to treat the Term Obligations, the Secured Obligations and all other amounts owing to such Cash Pay Debt Holder under the Loan Documents as paid in full.

1.4.3                     Upon payment of the Term Loan Cash Consideration payable to each Cash Pay Debt Holder, such Term Loans shall be deemed by each Cash Pay Debt Holder paid in full and cancelled.

1.5                               Advances Payoff.

1.5.1                     Effective as of the Contribution Date, each Citation Debt Holder that is receiving a cash payment for its outstanding Advance as identified on Schedule 2 (each, an “Advance Debt Holder”) shall execute and deliver an Agreement Regarding Notes under which Citation will make a cash payment (paid through Agent Bank as specified in Section 1.5.2 below) to such Citation Debt Holder equal to 100% of the principal and accrued interest owed to such Citation Debt Holder under such Advance as identified on Schedule 2 (such amount payable to each Advance Debt Holder, its “Advance Cash Consideration”).

1.5.2                     Effective as of the Contribution Date, Citation will make a cash payment to Agent Bank equal to the aggregate amount of Advance Cash Consideration payable to the Advance Debt Holders. In connection with the payoff of the Advances, Agent Bank shall disburse to each Advance Debt Holder its Advance Cash Consideration. Each Advance Debt Holder authorizes and directs the Agent Bank upon the receipt of the Advance Cash Consideration with respect to the Advance Debt Holders’ Advances, to treat the Term Obligations, the Secured Obligations and all other amounts owing to such Advance Debt Holder under the Loan Documents as paid in full.

1.5.3                     Upon payment of the Advance Cash Consideration payable to each Advance Debt Holder, the Advances shall be deemed by each Advance Debt Holder automatically paid in full and cancelled without any further action or documentation required.

1.6                               Revolving Loans Payoff. As of the Contribution Date, Citation shall have received a payoff letter and payoff instructions from Agent Bank stating the aggregate obligations with respect to the Revolving Loans outstanding to all Citation Debt Holders. Effective as of the Contribution Date, Citation will make a cash payment to the Agent Bank equal to 100% of such obligations (the “Revolver Consideration”). In connection with the payoff of the Revolving Loans, Agent Bank shall disburse amounts paid to it with respect to the Revolving Loans to the Citation Debt Holders pro rata according to their respective Revolving Commitments (as defined in the Credit Agreement).

1.7                               Bankruptcy Note.

1.7.1                     Pursuant to the terms of a Note Purchase Agreement dated September 24, 2009 (“Note Purchase Agreement”), GSC III Corp., GSC III Parallel LLC, Wayzata, and GECC have purchased the New Subordinated Note issued under the Citation Corporation General Unsecured Trust Agreement, dated May 31, 2005 in the principal amount of $10,000,000 (“Bankruptcy Note”). The aggregate purchase price for the Bankruptcy Note is $2,100,000, plus any legal fees of the Trustee paid by Wayzata, GSC III Corp., GSC III Parallel LLC, and GECC (collectively, “Bankruptcy Note Purchase Price”).

1.7.2                     Pursuant to the terms of Assignment and Assumption agreements dated February 3, 2010, GSC III Trust has assigned its Bankruptcy Note to GSC III Corp.

1.7.3                     Pursuant to the terms of Assignment and Assumption agreements dated February 3, 2010, GSC III Parallel Trust has assigned its Bankruptcy Note to GSC III Parallel LLC.

1.7.4                     Effective as of the Contribution Date, each of GECC and Wayzata shall execute and deliver an Agreement Regarding Notes under which Citation will purchase the portion of the Bankruptcy Note held by GECC and Wayzata for a cash payment to GECC and Wayzata in the amount identified on Schedule 2 representing its respective portion of the Bankruptcy Note Purchase Price.

1.7.5                     Effective as of the Contribution Date, each of GSC III Corp. and GSC III Parallel LLC shall execute and deliver an Agreement Regarding Notes and a Subscription Agreement under which Citation will purchase the portion of the Bankruptcy Note held by GSC III Corp. and GSC III Parallel LLC by issuing to GSC III Corp. and GSC III Parallel LLC the number of additional shares of New Citation Stock identified on Schedule 2 and Schedule 3.

1.7.6                     Immediately after the purchase of the Bankruptcy Note as provided under this Section 1.7, the Bankruptcy Note shall be deemed automatically cancelled and made void without any further action or documentation required.

ARTICLE 2

CONVERSION DATE

2.1                               Conversion of Citation.

2.1.1                     As of 12:01 am (“Effective Time”) on the effective date designated in the Certificate of Conversion filed with the Secretary of State of the State of Delaware referenced in Section 2.1.2, which shall be the day after the Contribution Date (“Conversion Date”), pursuant to Section 266 and other applicable provisions of the DGCL and Section 18-214 and other applicable provisions of the DLLCA, Citation shall convert from a corporation organized under the laws of the State of Delaware to a limited liability company organized under the laws of the State of Delaware (“Conversion”).

2.1.2                     In order to effect the Conversion, Citation shall file a Certificate of Conversion with the Secretary of State of the State of Delaware which will be effective as of the Effective Time on the Conversion Date. The Certificate of Conversion shall certify that the name and jurisdiction of the converted entity shall be “Grede II LLC,” a Delaware limited liability company.

2.1.3                     The effect of the Conversion shall be as provided by the applicable provisions of the DGCL and DLLCA.

2.2                               Cancellation of Old Citation Stock; Conversion of New Citation Stock.

2.2.1                     Effective as of the Effective Time on the Conversion Date and in connection with the Conversion, all of the Old Citation Stock, as set forth on Schedule 1, shall be deemed automatically cancelled without payment of any kind to the Citation Stockholders without any further action or documentation required.

2.2.2                     Effective as of the Effective Time on the Conversion Date and in connection with the Conversion, all of the New Citation Stock shall be converted into Grede II Units at the rate of one (1) Grede II Unit for each one (1) share of New Citation Stock. A Grede II Unit represents a proportionate interest in Grede II and a Person’s Grede II Units represent such Person’s entire interest in Grede II, including without limitation the “limited liability company interest” under the DLLCA and the right to share in income, losses and management of Grede II.

2.3                               Subscription to Parent Units. Effective immediately after the conversion of the New Citation Stock to Grede II Units under Section 2.2 above, each holder of Grede II Units other than Parent shall, pursuant to the Subscription Agreement executed by such holder under Article 1 above, subscribe to Parent Units by contributing, assigning, transferring and conveying to Parent all of the Grede II Units held by such holder and receiving the number of Parent Units identified on Schedule 3. All Grede II Units held by Parent shall remain outstanding and, as a result thereof, Parent shall become the sole member of Grede II without any further action or documentation required.

2.4                               Cancellation of Citation Warrants. Effective as of the Effective Time on the Conversion Date, in connection with the Conversion, all of the issued and outstanding warrants of Citation, as set forth on Schedule 1, shall be deemed automatically cancelled without payment of any kind to the Citation warrant holders without any further action or documentation required.

2.5                               Contribution of Grede LLC to Parent. Effective as of the Effective Time on the Conversion Date, Wayzata II shall execute and deliver a Subscription Agreement under which Wayzata II shall subscribe to the Parent Units by contributing, assigning, transferring and conveying to Parent its entire membership interest in Grede LLC in exchange for the number of Parent Units identified on Schedule 3.

2.6                               Term Loan Refinancing. Effective as of the Conversion Date, each Citation Debt Holder that is entering into a New Term Loan as identified on Schedule 2 shall refinance its Term Loan indebtedness identified on Schedule 2 (each, a “Refinancing Debt Holder”) under a loan agreement and related guaranty and security documents dated as of the Conversion Date and entered into among Grede II, Grede LLC, and Grede Wisconsin Subsidiaries LLC, as borrowers; Parent and certain subsidiaries of Grede II, as guarantors; each such Refinancing Debt Holder; and GECC, as administrative agent. Effective as of the Conversion Date, GECC, as administrative agent under the new term loan agreement, will enter into that certain Intercreditor Agreement dated as of the Conversion Date with the agent under Grede LLC and Grede II’s new revolving credit facility. Each Refinancing Debt Holder authorizes and directs the Agent Bank upon receipt of written notification from Citation that the Transactions have been consummated, to treat the Term Obligations, the Secured Obligations and all other amounts owing to such Refinancing Debt Holder under the Loan Documents as paid in full.

ARTICLE 3

WRITTEN STOCKHOLDER CONSENT AND UNANIMOUS LENDER CONSENT

3.1                               Written Stockholder Consent. Under Sections 228, 266 and other applicable provisions of the DGCL and under Section 18-214 and other applicable provisions of the DLLCA, by their signatures to this Agreement, the Citation Stockholders hereby adopt the following resolutions:

3.1.1                     The Citation Stockholders hereby ratify and approve this Agreement, each Subscription Agreement executed under this Agreement, the Agreement Regarding Notes, the Transactions, including, without limitation, the Conversion, the Limited Liability Company Agreement of Grede II LLC that will govern Grede II immediately following the Conversion (the “LLC Agreement”), and all other actions, documents, certificates or agreements related to this Agreement, the Transactions or the LLC Agreement.

3.1.2                     The Citation Stockholders hereby authorize, direct and empower each officer of Citation in the name of and on behalf of Citation, to execute, endorse, acknowledge and deliver this Agreement, each Subscription Agreement, the Agreement Regarding Notes, the LLC Agreement and all other documents, certificates, agreements related to this Agreement or the Transactions, and to take any and all such action and to do any and all such things as may be deemed by any one of them to be necessary or advisable to effectuate and carry out the terms and provisions of the above.

3.2                               Unanimous Written Lender Consent. Each Citation Debt Holder that is a lender (a “Lender”) under the Credit Agreement:

3.2.1                     consents to any reduction of the principal amount of any Loan owing to such Lender or the reduction of the rate of interest thereon or fees payable to such Lender under the Credit Agreement resulting from the Transactions;

3.2.2                     agrees that, Section 2.18(b) of the Credit Agreement notwithstanding, the Agent Bank shall apply the Term Loan Cash Consideration, Advance Cash Consideration and the Revolver Consideration received by it as set forth herein;

3.2.3                     waives any notice requirement under the Credit Agreement in connection with the prepayment of the Loans and the reduction of the Revolving Commitments; and

3.2.4                     authorizes and directs the Agent Bank, upon receipt of written notification from the Borrower that the Transactions have been consummated, to execute and deliver evidence of the discharge in full, termination and release of the Guarantee Agreement, the Security Agreement, mortgages and UCC financing statements securing the Revolving Loans, the Term Loans and the Advances.

ARTICLE 4

GENERAL

4.1                               Mutual Release of Claims. Effective as of the Effective Time, except for Claims arising out of or relating to a breach of this Agreement or any agreement entered into in connection with the transactions contemplated hereby, each Party, individually and on behalf of its affiliates, and the respective successors and assigns of each of them (collectively, “Releasors”), hereby absolutely and unconditionally expressly remises, releases, acquits, covenants not to sue and forever discharges the Agent Bank and each other Party and its affiliates, and the members, officers, managers, directors, employees, agents and representatives of each of them (individually and collectively, “Releasees”), from any and all claims, liabilities, actions, causes of action, contribution, indemnification, demands, liabilities, debts, amounts, contracts, agreements, covenants, damages, costs, fees, losses, expenses, suits and controversies of every conceivable kind, character and nature whatsoever, in law or in equity (collectively, “Claims”), that the Releasors now have, have had or may hereafter have, whether now known or unknown, that could be asserted by any of the Releasors, including, without limitation, any Claims relating to, arising out of, or in connection with any such Party’s (a) ownership of capital stock, warrants or any other equity interest or right to receive any equity interest of Citation or (b) holding of any debt obligations of Citation (other than any fees and expenses of the Agent Bank, including, without limitation, fees and expenses (including fees and expenses of counsel to the Agent Bank) (x) arising under the Credit Agreement, and (y) incurred with respect to any letters of credit issued under the Credit Agreement or any accounts maintained at the Agent Bank).

4.2                               Representations and Warranties.

4.2.1                     Each Party represents and warrants that it has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each Party further represents and warrants that this Agreement has been duly executed and delivered by such Party, and, assuming the due execution hereof by each other Party, constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

4.2.2                     Each of the Citation Stockholders represents and warrants that it has good and valid title to the capital stock of Citation owned by such Citation Stockholder, as set forth on Schedule 1, free and clear of any security interest, pledge, lien, charge, restriction, or other encumbrance (“Lien”). Each of the Citation Stockholders further represents and warrants that, except for this Agreement, it is not a party to any contract, agreement, commitment or understanding with respect to the transfer, disposition, repurchase, redemption or other acquisition of any outstanding shares of capital stock of Citation.

4.2.3                     Each of the Citation Debt Holders represents and warrants that the amount of the outstanding debt obligations of Citation to such Citation Debt Holder as set forth on Schedule 2 is accurate and complete. Each of the Citation Debt Holders further represents and warrants that, except for this Agreement, it is not a party to any contract, agreement, commitment or understanding with respect to the transfer, disposition, repurchase, redemption or other acquisition of any outstanding debt obligations of Citation.

4.3                               Condition to Closing. The obligation of the Parties to consummate the transactions under this Agreement is conditioned solely on the completion by Wayzata II, GSC III Corp., and GSC III Parallel LLC of their respective cash capital contributions to Parent as provided under Section 1.1 above.

4.4                               Termination. This Agreement may be terminated at any time prior to the Contribution Date by: (a) the mutual written consent of all Parties; or (b) by any Party by written notice to all other Parties if the conditions stated under Section 4.3 above are not met on or before March 31, 2010.

4.5                               Confidentiality.

4.5.1                     Each Party agrees to keep all Confidential Information (defined below) strictly confidential and not use or disclose, without the prior written consent of Parent, any Confidential Information, either directly or indirectly, to any Person (defined below) other than to the receiving Party’s directors, officers, employees and/or professional advisors who have a need-to-know the Confidential Information in order to assist that Party in connection with this Agreement, any ancillary agreement or the transactions consummated hereby or thereby. Without limiting the generality of the foregoing, each Party agrees (i) to use the same measures to avoid dissemination of such Confidential Information, including partial or complete copies thereof, to any third Person as such Party employs with respect to information of its own that it does not desire to be disseminated, (ii) to withhold dissemination of such Confidential Information from individuals, if any, within its organization who do not have reasonable need for such Confidential Information, and (iii) in the event the prior written consent of Parent is required as provided above and is obtained, to require any Person to whom such Confidential Information is disclosed to agree in writing to hold such Confidential Information in strict confidence. This confidentiality covenant has no temporal, geographical or territorial restriction.

4.5.2                     For purposes of this Agreement, the term “Confidential Information” shall mean, without limitation, (i) all of the terms, conditions and other facts with respect to this Agreement and any of the transactions referenced in or contemplated by this Agreement; and (ii) the following information concerning each of Parent, Grede II (f/k/a Citation) and Grede LLC (f/k/a

Iron Operating, LLC): (A) trade secrets, proprietary information, product specifications, data, know-how, formulae, processes, designs, photographs, graphs, drawings, samples, inventions and ideas; (B) research and development, manufacturing or distribution methods and processes, customer lists and requirements, price lists, market studies, business plans, computer software and technology; (C) business and financial information including, without limitation, financial statements, financial projections and budgets, historical and projected sales, and capital spending budgets and plans; and (D) other forms of information concerning such Person considered by such Person to be confidential or in the nature of trade secrets. Notwithstanding the foregoing, the term “Confidential Information” shall not include information that any Party demonstrates (x) was or becomes generally available to the public other than as a result of a disclosure by such Party, (y) was available, or becomes available, to such Party on a non-confidential basis, provided that the source of such information is not known by such Party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any Person with respect to such information, or (z) is required to be disclosed pursuant to governmental, regulatory, self-regulatory or judicial process; provided, that, in such a case, the Party required to disclose Confidential Information shall provide prompt written notice, to the extent legally permissible, to Parent, Grede II and/or Grede LLC, as applicable, so that Parent, Grede II and/or Grede LLC, as applicable, may seek a protective order or take other appropriate action, and the Party required to disclose Confidential Information shall use commercially reasonable efforts to furnish only that portion of Confidential Information that is required.

4.5.3                     For purposes of this Agreement, the term “Person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, estate, trust, governmental agency or body or other entity, and shall include any successor (by merger or otherwise) of such Person.

4.6                               Additional Actions. Each Party and its officers and directors shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary or desirable to consummate and make effective the transactions this Agreement contemplates, including, without limitation, delivering original notes, warrants, stock certificates or other original documents or certificates to Grede II or Parent as and when requested by Grede II or Parent, or executing any further documents or instruments as and when requested by Grede II or Parent. If, at any time after the Conversion Date, Grede II or Parent shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in Grede II or Parent its rights, title or interest in, to or under any of the rights, properties or assets of Citation acquired or to be acquired by Grede II or Parent as a result of, or in connection with, the Conversion or any of the other transactions contemplated by this Agreement, then the Citation Stockholders shall be deemed to have granted to Grede II or Parent, as applicable, an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in Grede II or Parent, as applicable, and otherwise carry out the purposes of this Agreement; and the members, managers, directors and officers of Grede II or Parent, as applicable, shall be fully authorized to take any and all such action. If at any time after the consummation of the Transactions, Grede II or Parent shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to otherwise carry out the purposes of this Agreement, then the Citation Debt Holders shall be deemed to have granted to Grede II or Parent, as applicable, an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in Grede II or Parent, as applicable, and otherwise carry out the purposes of this Agreement; and the members, managers, directors and officers of Grede II or Parent, as applicable, shall be fully authorized to take any and all such action.

4.7                               Entire Agreement. This Agreement (including all exhibits, schedules or other attachments hereto) constitutes the complete and exclusive statement of the terms of the agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, promises, and arrangements, oral or written, between the parties with respect to the subject matter hereof.

4.8                               Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented only by mutual written agreement of the parties hereto at any time prior to the Contribution Date.

4.9                               Third Parties. Nothing in this Agreement, express or implied, is intended to or shall be construed to confer upon or give any Person other than the Parties and their respective successors and permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement.

4.10                        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that no Party shall assign any of its rights or delegate any of its obligations under this Agreement without the express prior written consent of the other Parties. Any purported assignment of rights or delegation of obligations in violation of this Section, whether voluntary or involuntary, by merger, consolidation, dissolution, operation of law, or otherwise, is void.

4.11                        Construction. Captions, titles and headings to sections of this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement. All references in this Agreement to “Section” refer to the corresponding sections of this Agreement unless otherwise stated and, unless the context otherwise specifically requires, refer to all subsections or subparagraphs thereof. All defined terms and phrases used in this Agreement are equally applicable to both the singular and plural forms of such terms. Nouns and pronouns will be deemed to refer to the masculine, feminine or neuter, singular and plural, as the identity of the Person or Persons may in the context require.

4.12                        Specific Performance. Each of the Parties recognizes that any breach of its respective obligations under this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to any other remedies including damages, any non-breaching Party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages or the posting of any bond or other security.

4.13                        Representation of Parties. The Parties acknowledge that they have been or have had the opportunity to be represented by competent counsel of their own choice and that this Agreement has been the product of negotiation among them. Accordingly, the Parties agree that in the event of any ambiguity in any provision of this Agreement, this Agreement shall not be construed against any party regardless of which Party was responsible for the drafting thereof.

4.14                        Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement shall become effective when one or more counterparts have been executed by each of the parties and delivered to the other parties. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by other electronic means shall be deemed to be their original signatures for all purposes.

4.15                        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts-of-law principles that would require the application of any other law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Conversion and Contribution Agreement and Stockholder Consent as of the date first written above.

WAYZATA RECOVERY FUND, LLC

By:	Wayzata Investment Partners LLC, its Manager

/s/ Joseph M. Deignan
By:	Joseph M. Deignan
Its:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Conversion and Contribution Agreement and Stockholder Consent as of the date first mitten above.

WAYZATA OPPORTUNITIES FUND II, L.P.

By:	WOF II GP, L.P., its General Partner

By:	WOF II GP, LLC, its General Partner

/s/ Joseph M. Deignan
By:	Joseph M. Deignan
Its:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Conversion and Contribution Agreement and Stockholder Consent as of the date first written above.

GSC RIII - GREDE CORP.

By:	/s/ Peter Frank
Name:	Peter Frank
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Conversion and Contribution Agreement and Stockholder Consent as of the date first written above.

GSC RIII PARALLEL GREDE, LLC

By:	/s/ Peter Frank
Name:	Peter Frank
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Conversion and Contribution Agreement and Stockholder Consent as of the date first written above.

GSC RECOVERY III ASSET TRUST

By:	/s/ Peter Frank
Name:	Peter Frank
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Conversion and Contribution Agreement and Stockholder Consent as of the date first written above.

GSC RECOVERY III PARALLEL FUND ASSET TRUST

By:	/s/ Peter Frank
Name:	Peter Frank
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Conversion and Contribution Agreement and Stockholder Consent as of the date first written above.

TCW Shared Opportunity Fund IV, L.P.
By: TCW Asset Management Company, its Investment Adviser

By:	/s/ Richard H. Stevenson
	Name:	Richard H. Stevenson
	Title:	Senior Vice President

By:	/s/ Chad Brownstein
	Name:	Chad Brownstein
	Title:	Senior Vice President

IN WITNESS WHEREOF, the parties have executed this Conversion and Contribution Agreement and Stockholder Consent as of the date first written above.

TCW Shop IV Subsidiary Investment (Grede), Inc.
By: TCW Asset Management Company, its Investment Adviser

By:	/s/ Richard H. Stevenson
	Name:	Richard H. Stevenson
	Title:	Senior Vice President

By:	/s/ Chad Brownstein
	Name:	Chad Brownstein
	Title:	Senior Vice President

IN WITNESS WHEREOF, the parties have executed this Conversion and Contribution Agreement and Stockholder Consent as of the date first written above.

TCW Shared Opportunity Fund IVB, L.P.
By: TCW Asset Management Company, its Investment Adviser

By:	/s/ Richard H. Stevenson
	Name:	Richard H. Stevenson
	Title:	Senior Vice President

By:	/s/ Chad Brownstein
	Name:	Chad Brownstein
	Title:	Senior Vice President

IN WITNESS WHEREOF, the parties have executed this Conversion and Contribution Agreement and Stockholder Consent as of the date first written above.

TCW Shared Opportunity Fund III, L.P.
By: TCW Asset Management Company, its Investment Adviser

By:	/s/ Richard H. Stevenson
	Name:	Richard H. Stevenson
	Title:	Senior Vice President

By:	/s/ Chad Brownstein
	Name:	Chad Brownstein
	Title:	Senior Vice President

IN WITNESS WHEREOF, the parties have executed this Conversion and Contribution Agreement and Stockholder Consent as of the date first written above.

TCW ABSOLUTE RETURN CREDIT, LLC,
as General Partner
By: TCW Asset Management Company,
its Managing Member

By:	/s/ Richard H. Stevenson
	Name:	Richard H. Stevenson
	Title:	Senior Vice President

By:	/s/ Chad Brownstein
	Name:	Chad Brownstein
	Title:	Senior Vice President

IN WITNESS WHEREOF, the parties have executed this Conversion and Contribution Agreement and Stockholder Consent as of the date first written above.

TCW/DRUM Special Situation Partners, LLC
By: TCW Asset Management Company,
its Investment Adviser

By:	/s/ Richard H. Stevenson
	Name:	Richard H. Stevenson
	Title:	Senior Vice President

By:	/s/ Chad Brownstein
	Name:	Chad Brownstein
	Title:	Senior Vice President

IN WITNESS WHEREOF, the parties have executed this Conversion and Contribution Agreement and Stockholder Consent as of the date first written above.

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Joseph D. Catania
(Signature)

Its:	Joseph D. Catania Duly Authorized Signatory
(Printed Name of Signor)

IN WITNESS WHEREOF, the parties have executed this Conversion and Contribution Agreement and Stockholder Consent as of the date first written above.

GE CAPITAL, CFE INC.

By:	/s/ Thomas E. Johnstone
(Signature)
Its:	Thomas E. Johnstone
(Printed Name of Signor)

Duly Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Conversion and Contribution Agreement and Stockholder Consent as of the date first written above.

HELLER FINANCIAL, INC.

By:	/s/ Thomas E. Johnstone
(Signature)

Its:	Thomas E. Johnstone
(Printed Name of Signor)

Duly Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Conversion and Contribution Agreement and Stockholder Consent as of the date first written above.

JPMORGAN CHASE BANK, N.A.

By:	/s/ John McDonagh
(Signature)

Its:	John McDonagh
(Printed Name of Signor)

IN WITNESS WHEREOF, the parties have executed this Conversion and .Contribution Agreement and Stockholder Consent as of the date first written above.

JPMORGAN CHASE BANK, N.A. (SECONDARY LOAN TRADING)

By:	/s/ John McDonagh
(Signature)

Its:	John McDonagh
(Printed Name of Signor)

IN WITNESS WHEREOF, the. parties have executed this Conversion and Contribution Agreement and Stockholder Consent as of the date first written above.

J.P. MORGAN SECURITIES, INC.

BY:	/s/ John McDonagh
(Signature)

Its:	John McDonagh
(Printed Name of Signor)

IN WITNESS WHEREOF, the parties have executed this Conversion and Contribution Agreement and Stockholder Consent as of the date first written above.

CHASE LINCOLN FIRST COMMERCIAL

BY:	/s/ John McDonagh
(Signature)

Its:	John McDonagh
(Printed Name of Signor)

IN WITNESS WHEREOF, the parties have executed this Conversion and Contribution Agreement and Stockholder Consent as of the date first written above.

AL FOUNDRY HOLDING CORP.

BY:	/s/ John McDonagh
(Signature)

Its:	John McDonagh
(Printed Name of Signor)

IN WITNESS WHEREOF, the parties have executed this Conversion and Contribution Agreement and Stockholder Consent on February 4 , 2010.

ALLSTATE LIEE INSURANCE COMPANY
(Printed Name)

By:	/s/ Terrence J. Mullen
(Signature)
Name:	Terrence J. Mullen
Title:	Authorized Signatory

Date:

By:	/s/ Andrew M. (A.M.) Geryol
(Signature)
Name:	Andrew M. (A.M.) Geryol
Title:	Authorized Signatory

Date:

Signature Page for Citation Corporation

Conversion and Contribution Agreement and Stockholder Consent

IN WITNESS WHEREOF, the parties have executed this Conversion and Contribution Agreement and Stockholder Consent as of the date first written above.

CITATION CORPORATION

BY:	/s/ Douglas J. Grimm
Douglas J. Grimm
Its: President and Chief Executive Officer

GREDE HOLDINGS LLC

By:	/s/ Douglas J. Grimm
Douglas J. Grimm
Its: President and Chief Executive Officer

List of Schedules and Exhibits

Schedules

Schedule 1 — List of Citation Stockholders

Schedule 2 — Treatment of Certain Citation Debt

Schedule 3 — Summary of Capitalization of Grede II and Parent

Exhibits

Exhibit A — Agreement Regarding Notes

Exhibit B — Subscription Agreement

Exhibit C — Parent Subscription Agreement

Conversion and Contribution Agreement

Schedule 1 - List of Citation Stockholders and Warrantholders

		Common Stock					Fully Diluted
Stockholder Name	Old Citation Stock	Percentage	Class A Warrants	Class B Warrants	Class C Warrants	Total	Equity
GE Capital CFE, Inc.	2,214	0.29%	427	520	98,646	101,807	7.55%
General Electric Capital Corp.	5,016	0.65%	665	980	223,526	230,187	17.07%
Heller Financial Inc.	1,004	0.13%			44,730	45,734	3.39%
GSC Recovery III Asset Trust	283,456	36.95%				283,456	21.02%
GSC Recovery III Parallel Fund Asset Trust	252,604	32.93%				252,604	18.73%
Wayzata Recovery Fund, LLC	214,499	27.96%				214,499	15.91%
AL Foundry Holding Corp.	2,512	0.33%	333	514		3,359	0.25%
J.P. Morgan Securities Inc.	1,595	0.21%	521	787		2,903	0.22%
J.P. Morgan Securities Inc.	323	0.04%	42	62		427	0.03%
TCW Absolute Return Credit, LLC	106	0.01%	14	21		141	0.01%
TCW Shared Opportunity Fund III, L.P.	348	0.05%	47	68		463	0.03%
TCW Shared Opportunity Fund IV, L.P.	1,740	0.23%	231	340		2,311	0.17%
TCW Shared Opportunity Fund IVB, L.P.	349	0.05%	47	69		465	0.03%
TCW/DRUM Special Situation Partners, LLC	356	0.05%	48	70		474	0.04%
Allstate Life Insurance Company	989	0.13%	84	124		1,197	0.09%
Total	767,111	100.00%	2,459	3,555	366,902	1,140,027	84.54%

							Fully Diluted
Warrantholder Name	Old Citation Stock	Stock Percentage	Class A Warrants	Class B Warrants	Class C Warrants	Total	Equity
JPMorgan Chase Bank, N.A.					115,580	115,580	8.57%
JPMorgan Chase Bank, N.A. (SLT)					88,210	88,210	6.54%
Other Warrant Holders			1,855	2,910		4,765	0.35%
Total			1,855	2,910	203,790	208,555	15.46%

Conversion and Contribution Agreement

Schedule 2 -Treatment of Certain Citation Debt

	Debt Outstanding (1)			Consideration by Security							Total Consideration
			Bankruptcy Note	Term Loans			Advances		Bankruptcy Note (2)		Aggregate Cash
Citation Debt Holder Name	Term Loans	Advances	Face Amount (2)	Cash (3)	New Term Loan	New Citation Stock	Cash	New Citation stock	Cash	New Citation Stock	Payment	New Term Loan	New Citation Stock
JP Morgan Chase Bank, N.A.	5,002,689.53	1,812,564.99	N/A	4,252,456.11	N/A	N/A	1,812,665.01	N/A	N/A	N/A	6,065,021.12	N/A	N/A
Chase Lincoln First Commercial	392,535.57	N/A	N/A	333,655.22	N/A	N/A	N/A	N/A	N/A	N/A	333,655,22	N/A	N/A
General Electric Capital Corporation	6,110,291.92	1,988,113.63	3,330,000.00	N/A	6,110,291.92	N/A	1,988,113.62	N/A	699,300.00	N/A	2,687,413.62	6,110,291.92	N/A
Allstate Life Insurance Co.	1,203,973.69	N/A	N/A	1,023,177.64	N/A	N/A	N/A	N/A	N/A	N/A	1,023,377.64	N/A	N/A
GE Capital CFE Inc.	2,696,835.20	877,389.78	N/A	N/A	2,696,835.20	N/A	877,389.78	N/A	N/A	N/A	877,389.78	2.696,635.20	N/A
Heller Financial Inc.	1,222,058.39	397,839.87	N/A	N/A	1,222,058.39	N/A	397,839.86	N/A	N/A	N/A	397,839.86	1,222,058.39	N/A
TCW Absolute Return Credit Fund. LP	128,084.55	N/A	N/A	108,871.87	N/A	N/A	N/A	N/A	N/A	N/A	108,871.87	N/A	N/A
TCW Shared Opportunity Fund III LP	423,924.67	N/A	N/A	360,335.98	N/A	N/A	N/A	N/A	N/A	N/A	360,335.98	N/A	N/A
TCW Shared Opportunity Fund IV LP	2,118,520.18	N/A	N/A	N/A	N/A	2,118	N/A	N/A	N/A	N/A	N/A	N/A	2,118
TCW Shared Opportunity Fund IVB LP	425,025.59	N/A	N/A	N/A	N/A	425	N/A	N/A	N/A	N/A	N/A	N/A	425
TCW/DRUM Special Situation Partners LLC	433,445.32	N/A	N/A	368,428,53	N/A	N/A	N/A	N/A	N/A	N/A	368,428.53	N/A	N/A
GSC Rill Parallel - Grade, LLC	6,400,076.78	2,200,009.47	2,240,000.00	N/A	N/A	6,400	N/A	2.200	N/A	470	N/A	N/A	9,070
GSC Rill - Grede Corp.	7,181,809.61	2,498,704.78	2,520,000.00	N/A	N/A	7,181	N/A	2,468	N/A	529	N/A	N/A	10,178
Wayzala Recovery Fund LLC	5,558,085.20	1,867,233.90	1,910,000.00	4,724,372.42	N/A	N/A	1,867,233.89	N/A	401,100.00	N/A	6,992,706.31	N/A	N/A

Notes

(1) Represents principal outstanding plus accrued Interest through February 4, 2010.

(2) The bankruptcy note was purchased by the holders for 21% of the face amount; consideration is paid either In cash or New Citation Stock at 21% of the face amount.

(3) The holders of The Term Loan electing to receive cash receive cash In the amount of 85% of principal and accrued interest.

Conversion and Contribution Agreement

Schedule 3 - Citation Corporation Conversion to Grede II LLC

	New Citation Stock Issued					Conversion to Grede II LLC
	New Citation	New Citation	New Citation	New Citation
	Stock Issued for	Stock Issued for	Stock Issued for	Stock Issued for	Total New Citation	Total New Citation	Grede II LLC Units
Stockholder Name	Term Loan	Advances	Bankruptcy Note	Cash Contribution	Stock Issued	Stock Converted	Received
Parent	0	0	0	30,291	30,291	30,291	30,291
GE Capital CFE, Inc.	0	0	0	0	0	0	0
General Electric Capital Corp.	0	0	0	0	0	0	0
Heller Financial inc.	0	0	0	0	0	0	0
GSC Rill - Grede Corp.	7,181	2,468	529	0	10,178	10,178	10,178
GSC Rill Parallel - Grede, LLC	6,400	2,200	470	0	9,070	9,070	9,070
Wayzata Recovery Fund, LLC	0	0	0	0	0	0	0
AL Foundry Holding Corp.	0	0	0	0	0	0	0
J.P. Morgan Securities Inc.	0	0	0	0	0	0	0
J.P. Morgan Securities Inc.	0	0	0	0	0	0	0
JP Morgan Chase Bank, N.A.	0	0	0	0	0	0	0
JP Morgan Chase Bank, N.A. (SLT)	0	0	0	0	0	0	0
TCW Absolute Return Credit, LLC	0	0	0	0	0	0	0
TCW Shared Opportunity Fund III, L.P.	0	0	0	0	0	0	0
TCW Shared Opportunity Fund IV, L.P.	2,118	0	0	0	1,816	1,816	1,816
TCW Shop IV Subsidiary Investment (Grede), Inc.	0	0	0	0	302	302	302
TCW Shared Opportunity Fund IVB, L.P.	425	0	0	0	425	425	425
TCW/DRUM Special Situation Partners, LLC	0	0	0	0	0	0	0
Allstate Life Insurance Company	0	0	0	0	0	0	0
Other Warrant Holders	0	0	0	0	0	0	0
	16,124	4,668	999	30,291	52,082	52,082	52,082

Schedule 3 - Summary of Capitalization of Grede II and Parent

	Consideration to Parent
	Grede II Units			Cash Contributions		Grede LLC		Total
						Membership
	Grede II Units					Interest
	Contributed to	Parent Equity	Total Value	Amount	Parent Equity	Contributed to	Parent Equity		Parent Equity
Member Name	Parent	Units Received	Contributed	Contributed	Units Received	Parent	Units Received	Value Contributed	Units Received
Wayzata Opportunities Fund II, L.P.	—	—	—	20,291,160	20,291	39,362,346	39,362	59,653,506	59,653
GSC Rill Parallel - Grede, LLC	9,070	9,070	9,070,486	4,250,000	4,250	—	—	13,320,486	13,320
GSC Rill - Grede Corp.	10,178	10,178	10,179,714	5,750,000	5,750	—	—	15,929,714	15,928
TCW Shared Opportunity Fund IV LP	1,816	1,816	1,816,446	—	—	—	—	1,816,446	1,816
TCW Shop IV Subsidiary Investment (Grede), Inc.	302	302	302,074	—	—	—	—	302,074	302
TCW Shared Opportunity Fund IVB LP	425	425	425,027	—	—	—	—	425,027	425

SUBSCRIPTION AGREEMENT

(insert Subscriber name)

THIS SUBSCRIPTION AGREEMENT (“Agreement”), dated as of February    , 2010, is entered into among Grede Holdings LLC, a Delaware limited liability company (the “Parent”), Citation Corporation, a Delaware corporation (“Citation”), and [insert Subscriber name] (the “Subscriber’’).

1.         Background. Citation and the holders of all of the issued and outstanding capital stock of Citation, the holders of certain debt obligations of Citation, Wayzata Opportunities Fund II, L.P., TCW Shop IV Subsidiary Investment (Grede), Inc., and Parent have entered into that certain Conversion and Contribution Agreement and Stockholder Consent dated as of February 4, 2010 (the “Conversion Agreement”). Capitalized terms not defined in this Agreement have the meaning stated under the Conversion Agreement. As contemplated by the Conversion Agreement, the Subscriber is subscribing for common stock of Citation (“New Citation Stock”) which shall be converted into membership units of Grede II (the “Grede II Units”), and the Subscriber is subscribing for membership units of the Parent (“Parent Units”), all pursuant to the terms and conditions of this Agreement and the Conversion Agreement. As used in this Agreement, the term “Subscribed Equity” means collectively the New Citation Stock and the Parent Units.

2.         New Citation Stock Subscription. Upon execution of this Agreement and pursuant to Sections 1.2 and 1.7.5, as applicable, of the Conversion Agreement, the Subscriber hereby subscribes for and purchases the number of shares of New Citation Stock set forth on Exhibit A hereto and in exchange for tender by the Subscriber of the consideration described on Exhibit A hereto and under Sections 1.2 and 1.7.5, as applicable, of the Conversion Agreement. Effective upon the Contribution Date and the receipt by Citation of an Agreement Regarding Notes executed by Subscriber with respect to the consideration described in Exhibit A, Citation hereby issues the New Citation Stock to Subscriber. Subscriber acknowledges and agrees that the New Citation Stock issued to Subscriber hereunder will be duly noted on Citation’s corporate records, but that a new stock certificate for the New Citation Stock will not be issued to Subscriber.

3.         Parent Subscription. Upon execution of this Agreement and pursuant to Sections 1.1, 2.3 and 2.5, as applicable, of the Conversion Agreement, the Subscriber hereby subscribes for and purchases the number of Parent Units set forth on Exhibit B hereto and in exchange for tender by the Subscriber of the consideration described on Exhibit B hereto and under Sections 1.1, 2.3 and 2.5, as applicable, of the Conversion Agreement. If Subscriber is contributing Grede II Units to Parent as consideration for all or part of the Parent Units as described on Exhibit B, then Subscriber hereby contributes, assigns, transfers and conveys to Parent the Grede II Units described on Exhibit B effective at the time set forth in Section 2.3 of the Conversion Agreement. The subscription for the Parent Units under this Section 3 shall be effective upon the date and time stated in the Conversion Agreement and Parent shall issue the Parent Units to Subscriber upon such date and time.

4.      Limitations on Transfer. The Subscriber acknowledges and agrees that:

4.1.                            Due to restrictions described below, the lack of any market existing or likely to exist for the Parent Units, any investment in the Parent will be highly illiquid.

4.2.                            The Subscriber must bear the economic risk of investment in the Parent Units for an indefinite period of time because the Parent Units have not been registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state.

4.3.                            The governing documents of the Parent, including the Amended and Restated Limited Liability Company Agreement of the Parent, dated as of February 5, 2010 (the “Operating Agreement”), and the Securityholders Agreement, dated as of February 4, 2010 (the “Securityholders Agreement”), provide for certain restrictions on transfer of the Parent Units.

5.      Representations and Warranties; Covenants of Subscriber. The Subscriber makes the following representations, warranties, declarations, acknowledgments, covenants and agreements with the intent that they may be relied upon in determining the Subscriber’s suitability as a Subscriber of the Subscribed Equity:

5.1.                            The Subscriber’s principal place of business is in the state set forth in Subscriber’s address below on the Signature and Information Page.

5.2.                            The Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D, promulgated under the Act.

5.3.                            The Subscriber is authorized and qualified to become an investor in the Parent, and is authorized to make its capital contribution or pay such other consideration to the Parent, and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so. The Subscriber has been duly organized and is validly existing under the laws of its jurisdiction of organization. Each of this Agreement, the Operating Agreement and the Securityholders Agreement has been duly executed by the Subscriber and constitutes a valid and legally binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms.

5.4.                            The Subscriber was not formed, and is not being used, primarily for the purpose of making an investment in the Parent.

5.5.                            The Subscriber expressly represents that (a) Subscriber’s financial condition is such that Subscriber has no need for liquidity with respect to Subscriber’s investment in the Subscribed Equity to satisfy any existing or contemplated undertaking or indebtedness; (b) Subscriber is able to bear the economic risk of Subscriber’s investment in the Subscribed Equity for an indefinite period of time, including the risk of losing all of Subscriber’s investment; (c) the Subscribed Equity are being acquired solely for the Subscriber’s own account for investment only and not with a view to distribution or resale of the Subscribed Equity; (d) Subscriber has such knowledge and experience in financial, tax and business matters, in general, that Subscriber is capable of evaluating the merits and risks of the prospective investment and to make an informed decision with respect thereto; and (e) Subscriber has determined that the investment is a suitable investment for Subscriber. Moreover, the Subscriber

2

can rely on Subscriber’s sophistication in investments and knowledge and experience in financial and business matters.

5.6.                            The Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to the Subscribed Equity.

5.7.                            Except as expressly stated in this Agreement, the Conversion Agreement, the Operating Agreement, the Securityholders Agreement and the Agreement Regarding Notes, no representations or warranties have been made to Subscriber by Parent, Citation, Grede II or any director, manager, officer, agent, employee or affiliate of Parent, Citation or Grede II, or any other person with respect to Subscriber’s investment in the Subscribed Equity. The Subscriber has relied solely upon the Subscriber’s own investigation and knowledge of Parent, Citation and Grede II, as well as its own advisors, in making the decision to purchase the Subscribed Equity. The Subscriber has been given an opportunity to ask questions and receive answers thereto with respect to information concerning the Parent. Subscriber understands that no federal or state agency has reviewed or approved any aspect of the offering, and that no federal or state agency has passed on or endorsed the merits of an investment in the Parent.

5.8.                            The Subscriber expressly acknowledges that (a) the Subscribed Equity are a speculative investment that involves a risk of loss of the entire investment of the Subscriber in the Parent and the Parent is newly formed; (b) no federal or state agency has passed upon the adequacy or accuracy of the information made available to the Subscriber, or made any finding or determination as to the fairness for investment, or any recommendation or endorsement of the Subscribed Equity as an investment, and the Subscribed Equity are being issued by the Parent pursuant to an exemption from registration provided under the Act and/or applicable state law; (c) the Parent is not obligated or required to register the Subscribed Equity under the Act or the securities laws of any state, nor is the Parent obligated to assist the Subscriber in registering the Subscriber’s Subscribed Equity under the Act, complying with any exemption from registration under the Act or the securities laws of any state, or transferring or reselling the Subscriber’s Subscribed Equity; (d) as described in the Operating Agreement and the Securityholders Agreement, there will be restrictions on the transferability of the Subscribed Equity; (e) the Subscribed Equity may not be transferred, resold or hypothecated unless the Subscribed Equity are subsequently registered under the Act and applicable state securities laws or exemptions from registration under the Act and applicable state securities laws are available; (f) there will be no public market for the Subscribed Equity and, accordingly, it may not be possible for the Subscriber to liquidate Subscriber’s investment in the Subscribed Equity; and (g) any anticipated federal and/or state income tax benefits, applicable to the Subscribed Equity may be lost through changes in, or adverse interpretations of, existing laws and regulations.

5.9.                            The execution and delivery by the Subscriber of, and compliance by the Subscriber with, this Agreement, the Operating Agreement, the Securityholders Agreement and each other document required to be executed and delivered by the Subscriber in connection with this subscription for Subscribed Equity does not violate or represent a breach of, or constitute a default under, any instrument governing the Subscriber, any law, regulation or order, or any agreement to which the Subscriber is a party or by which the Subscriber is bound.

3

5.10.                     The Subscribed Equity were not offered to the Subscriber by means of (i) any publicly disseminated advertisements or sales literature, through the mails or otherwise, (ii) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, (iii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or (iv) any other form of general solicitation or advertising.

5.11.                     The Subscriber acknowledges that none of Citation, Grede II or the Parent has provided any tax advice or information. The Subscriber acknowledges that it must retain its own professional advisors to evaluate the tax and other consequences of an investment in the Subscribed Equity. The Subscriber is not acquiring the Subscribed Equity with a view to realizing any benefits under United States federal income tax laws, and no representations have been made to the Subscriber that any such benefits will be available as a result of the Subscriber’s acquisition, ownership or disposition of the Subscribed Equity.

5.12.                     The representations, warranties, agreements, covenants, undertakings and acknowledgement made by the Subscriber in this Subscription Agreement do not either contain any untrue statement of a material fact or omit to state any material fact required or necessary to make any statement made not misleading.

5.13.                     The Subscriber shall notify the Parent immediately of any change in any of the representations, warranties, agreements, undertakings and acknowledgements made by the Subscriber in this Subscription Agreement.

5.14.                     The Subscriber is not a “Plan” subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended or any similar state or federal regulation, law, rule or otherwise.

5.15.                     Neither the Subscriber, nor any of its beneficial owners, appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”), nor are they otherwise a party with which the Parent is prohibited to deal under the laws of the United States. The Subscriber further represents that the monies used to fund the investment in the Subscribed Equity are not derived from, invested for the benefit of, or related in any way to, the governments of, or persons within any country (i) under a U.S. embargo enforced by OFAC, (ii) that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering or (iii) that has been designated by the U.S. Secretary of Treasury as a “primary money laundering concern.” The Subscriber further represents and warrants that the Subscriber: (i) has conducted thorough due diligence with respect to all of its beneficial owners, (ii) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (iii) will retain evidence of any such identities, any such source of funds and any such due diligence. The Subscriber further represents that the Subscriber does not know or have any reason to suspect that (i) the monies used to fund the Subscriber’s investment in the Subscribed Equity have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities, and (ii) the proceeds from the Subscriber’s investment in Subscribed Equity will be used to finance any illegal activities. The Subscriber further represents and warrants that it has conducted appropriate due diligence of any beneficial owner who is (i) a

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Senior Foreign Political Figure (“SFPF”) (ii) an immediate family member of the SFPF, (iii) a person who is widely known (or is actually known by the Subscriber) to maintain a close personal relationship with any such individual, or (iv) a corporation, business or other entity that has been formed by or for the benefit of such individual. The Subscriber further represents and warrants that to the extent a beneficial owner is a bank, including a branch, agency or office of a bank, that is not physically located in the United States, that the Subscriber has taken and will take reasonable measures to establish that the bank has a physical presence or is an affiliate of a regulated entity. The Subscriber further agrees and acknowledges that, among other remedial measures, (i) the Parent may be obligated to “freeze the account” of such Subscriber, either by prohibiting additional investments by the Subscriber and/or segregating assets of the Subscriber in compliance with governmental regulations and/or if the Parent’s Board of Managers determines in its sole discretion that such action is in the best interest of the Parent and (ii) the Parent may be required to report such action or confidential information relating to the Subscriber (including, without limitation, disclosing the Subscriber’s identity) to the regulatory authorities.

5.16.                     The Subscriber certifies under penalties of perjury that (A)(i) the Subscriber’s name, taxpayer identification and address provided on the signature page are correct and (ii) the Subscriber will complete and return with this Agreement, IRS Form W-9, Payer’s Request for Taxpayer Identification Number and Certification, and (B) (i) the Subscriber is not a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Code) and (ii) the Subscriber will notify the Parent within sixty (60) days of any change in such status. The Subscriber agrees to execute properly and provide the Parent in a timely manner any tax documentation or information that may be reasonably required by the Parent’s Board of Managers in connection with the Parent.

5.17.                     The Subscriber understands and acknowledges that the Parent will not register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”) by reason of the provisions of Section 3(c)(1) thereof. Further, the Subscriber hereby certifies that: (i) it is “one person” for purposes of Section 3(c)(1) of the Investment Company Act; (ii) it was not formed solely for the purpose of investing in the Parent and the amount of the Subscriber’s capital contribution to the Parent does not exceed 40% of its total assets; and (iii) the Subscriber’s equity owners are not able to decide individually whether to participate in the Subscriber’s investment in the Parent.

6.      Indemnification. To the fullest extent permitted by law, the Subscriber hereby agrees to indemnify the Parent, its managers, officers, members, and their affiliates, agents and employees, and hold each of them harmless against any and all loss, damage, liability or expense, including reasonable attorneys’ fees, which they or any of them may suffer, sustain, or incur by reason of, or in connection with, any misrepresentation or breach of warranty or agreement made by the Subscriber under this Agreement or any related document delivered herewith, or in connection with the sale or distribution by the Subscriber of the Parent Units in violation of the Act or any other applicable law.

7.      Operating Agreement and Securityholders Agreement. Subscriber acknowledges and agrees that the Parent Units issued to Subscriber under this Subscription are held subject to the terms and conditions of the Operating Agreement and the Securityholders Agreement. The

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Subscriber will become a party to each of the Operating Agreement and the Securityholders Agreement and hereby agrees to execute the applicable signature pages thereto.

8.      Miscellaneous.

8.1.                            This subscription is not transferable or assignable by the Subscriber. This Agreement and the representations, warranties, declarations, acknowledgments and agreements contained herein shall be binding upon the heirs, executors, administrators and other successors of the Subscriber in accordance with its terms.

8.2.                            This Agreement shall be governed by the laws of the State of Delaware without giving effect to any applicable principles of conflicts of law.

8.3.                            Any information that the Subscriber has previously furnished to the Parent and any information shown on the signature page of this Agreement with respect to the Subscriber is correct and complete as of the date of this Agreement, and if there should be any material change in such information prior to its purchase of the Parent Units, the Subscriber will immediately furnish such revised or corrected information to the Parent.

8.4.                            The Subscriber further understands and acknowledges that:

8.4.1.                  The representations, warranties, covenants, agreements and acknowledgements of the Subscriber in this Agreement shall survive the acceptance of this Agreement by the Parent and the consummation of the transactions contemplated by this Agreement.

8.4.2.                  This Agreement, the Conversion Agreement, the Operating Agreement, the Securityholders Agreement and the Agreement Regarding Notes constitute the entire agreement between the parties respecting the subject matter thereof.

8.4.3.                  Captions in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the interpretation or effect of any term or provision hereof.

8.4.4.                  This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts will, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

8.4.5.                  The invalidity or unenforceability of any one provision of this Agreement will not affect the validity of any other provision, and all other provisions will remain in full force and effect.

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THE PARENT UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE PARENT UNITS UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR A WRITTEN OPINION IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNDER APPLICABLE STATE SECURITIES LAWS.

[Signature and Information Pages Follow]

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SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT

FOR GREDE HOLDINGS LLC

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first written above.

[insert Subscriber name]

By:
Address:

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SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT

FOR GREDE HOLDINGS LLC

SUBSCRIPTION ACCEPTED BY:

CITATION CORPORATION

By:
Douglas J. Grimm
Its: President and Chief Executive Officer

GREDE HOLDINGS LLC

By:
Douglas J. Grimm
Its: President and Chief Executive Officer

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EXHIBIT A

CONTRIBUTIONS FOR NEW CITATION STOCK

Aggregate Number of Shares of New Citation Stock:

Consideration:

(i)                                Contribution to Citation of Term Loan valued at $                   .

(ii)                             Contribution to Citation of Advance valued at $                  .

(iii)                          Contribution of a portion of the Bankruptcy Note to Citation valued at $                .

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EXHIBIT B

CONTRIBUTIONS FOR PARENT UNITS

Aggregate Number of Parent Units:

Consideration:

(i)                                Assignment to Parent of      Grede II Units valued at $                           .

(ii)                             Cash contribution to Parent equal to $                                         .

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AGREEMENT REGARDING NOTES

(insert Note Holder name)

THIS AGREEMENT REGARDING NOTES (“Agreement”) is dated as of February , 2010 among Grede Holdings LLC, a Delaware limited liability company (the “Parent”), Citation Corporation, a Delaware corporation (“Citation”), and [insert Note Holder name] (the “Note Holder” and together with Citation and Parent, the “Parties” and each a “Party”).

1.         Background.

1.1.         Citation and the holders of all of the issued and outstanding capital stock of Citation, the holders of certain debt obligations of Citation, Wayzata Opportunities Fund II, L.P., TCW Shop IV Subsidiary Investment, Inc., and Parent have entered into that certain Conversion and Contribution Agreement and Stockholder Consent dated as of February 4, 2010 (the “Conversion Agreement”). Capitalized terms not defined under this Agreement have the meaning stated under the Conversion Agreement.

1.2.         As contemplated by the Conversion Agreement, pursuant to this Agreement the Term Loan, Advance and/or Bankruptcy Note held by Note Holder are being paid off or converted to New Citation Stock; provided, however, that if designated in the attached Exhibit A, the Term Loan (“Refinanced Term Loan”) held by Note Holder shall be refinanced under a new loan agreement, all as provided in this Agreement.

1.3.         Other than the Refinanced Term Loan, if applicable, all obligations of any nature whatsoever under any Term Loan, Advance and/or Bankruptcy Note held by Note Holder shall be deemed fully paid, satisfied, cancelled and void under the terms and conditions of this Agreement.

2.         Disposition of Debt.

2.1.         Pursuant to this Agreement, all obligations of any nature whatsoever, including, without limitation, principal, interest, costs, fees or any other liabilities (collectively, “Obligations”) under the Term Loan, Advance and/or Bankruptcy Note held by Note Holder are hereby disposed of in one or more of the following manners as designated in the attached Exhibit A: (i) the payoff in cash of the Obligations outstanding to Note Holder under the Term Loan, Advance and/or Bankruptcy Note; (ii) the refinancing of any Refinanced Term Loan as provided under Section 2.4 below; or (iii) the conversion of the Obligations under the Term Loan, Advance and/or the Bankruptcy Note to the number of shares of New Citation Stock set forth on Exhibit A.

2.2.         To the extent that any such Obligations are converted to New Citation Stock, the Note Holder has executed a Subscription Agreement evidencing its subscription to New Citation Stock and shall receive the New Citation Stock as provided therein.

2.3.         To the extent that any Obligations are paid off in cash under this Agreement, upon execution of this Agreement, Citation shall pay to JPMorgan Chase Bank, N.A. (as Administrative Agent under the Credit Agreement) (“Agent”), the applicable amount stated in the attached Exhibit A and Agent shall pay such amount to Note Holder by wire transfer as instructed by Note Holder. To the extent that any such Obligations are under the Term Loan, Note Holder acknowledges and agrees that the amount set forth on Exhibit A is less than the face amount of the Obligations owed to Note Holder under such Term Loan and, notwithstanding such lesser amount, the payment of the amount of the Obligations in respect of the Term Loan to Note Holder as set forth on Exhibit A will represent payment in full and satisfaction of such Obligations.

2.4.         If indicated on Exhibit A, the Refinanced Term Loan shall be refinanced and the affected Note Holder shall become a party to a loan agreement and related guaranty and security documents dated as of the Conversion Date and entered into among Grede II, Grede LLC, and Grede Wisconsin Subsidiaries LLC, as borrowers; Parent and certain subsidiaries of Grede II, as guarantors; each Citation Debt Holder that will hold a Refinanced Term Loan; and General Electric Capital Corporation (“GECC”), as administrative agent. GECC, as administrative agent for each Citation Debt Holder that will hold a Refinanced Term Loan, will enter into that certain Intercreditor Agreement dated as of the Conversion Date with the agent under Grede LLC and Grede II’s new revolving credit facility.

2.5.         To the extent that any Obligations to Note Holder are to be paid off in cash under Section 2.3 of this Agreement: (a) effective on the Contribution Date upon receipt by Note Holder of a wire transfer in the amount set forth in Exhibit A, (i) the Term Loan, Advance and/or Bankruptcy Note held by Note Holder, and all of the related Obligations to Note Holder, are hereby automatically deemed to be fully paid, satisfied, cancelled and void without any further action or documentation required; (ii) the rights of Note Holder under the Term Loans, Advances and/or Bankruptcy Note shall, without further action required, terminate and be of no further force or effect; and (iii) Note Holder will promptly return upon request to Citation the original of any note held by Note Holder under the Credit Agreement, and hereby authorizes Citation to mark such document “paid in full” or “cancelled”, as may be appropriate; and (b) upon the consummation of the Transactions on the Conversion Date, (i) all of the security interests in and liens on any and all properties and assets of Citation and/or its affiliates, whether personal, real or mixed, or tangible or intangible (the “Collateral”), granted by or arising under the Credit Agreement and related agreements (the “Existing Liens”) shall be, without further action required, released and discharged; (ii) Citation and/or Agent may prepare and file such UCC termination statements as they may reasonably deem necessary or desirable in connection with the termination of the Existing Liens, without the signature of or any further action required from Existing Lender; (iii) Note Holder will cause Agent to promptly deliver to Citation any Collateral in its possession; and (iv) at the reasonable request of Citation or Agent, Note Holder will execute such additional documents, instruments and other writings, and take such other action, as Citation or Agent may reasonably require to evidence the release of the Existing Liens and otherwise carry out the terms of this Agreement.

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3.         Representations and Warranties.

3.1.         Each Party represents and warrants that it has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each Party further represents and warrants that this Agreement has been duly executed and delivered by such Party, and, assuming the due execution hereof by each other Party, constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

3.2.         The Note Holder represents and warrants that the Obligations to such Note Holder under the Term Loan, Advance and/or Bankruptcy Note, as applicable, are as stated in the attached Exhibit A which is accurate and complete, and there are no other Obligations by Citation to such Note Holder under the Term Loan, Advance and/or Bankruptcy Note. The Note Holder further represents and warrants that, except for this Agreement, the Conversion Agreement and the Subscription Agreement (if any), it is not a party to any contract, agreement, commitment or understanding with respect to the transfer, disposition, repurchase, redemption or other acquisition of any Obligations.

3.3.         The execution and delivery by the Note Holder of, and compliance by the Note Holder with, this Agreement does not violate or represent a breach of, or constitute a default under, any instrument governing the Note Holder, any law, regulation or order, or any agreement to which the Note Holder is a party or by which the Note Holder is bound.

4.         Miscellaneous.

4.1.         This Agreement is not transferable or assignable by Note Holder. This Agreement and the representations, warranties, declarations, acknowledgments and agreements contained herein shall be binding upon the heirs, executors, administrators and other successors of the Note Holder in accordance with its terms. Any reference in this Agreement to Citation shall include “Grede II LLC” (the name of Citation after its conversion to a Delaware limited liability company as contemplated by the Conversion Agreement).

4.2.         This Agreement shall be governed by the laws of the State of Delaware without giving effect to any applicable principles of conflicts of law.

4.3.         This Agreement, the Subscription Agreement (if any), and the Conversion Agreement constitute the entire agreement between the parties respecting the subject matter thereof.

4.4.         Captions in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the interpretation or effect of any term or provision hereof.

4.5.         This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts will, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

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4.6.         The invalidity or unenforceability of any one provision of this Agreement will not affect the validity of any other provision, and all other provisions will remain in full force and effect.

[Signature and Information Pages Follow]

4

SIGNATURE PAGE TO

AGREEMENT REGARDING NOTES

IN WITNESS WHEREOF, the parties have executed this Agreement Regarding Notes as of the date first written above.

[insert Note Holder name]

By:
Address:

5

SIGNATURE PAGE TO

AGREEMENT REGARDING NOTES

AGREED AND ACCEPTED BY:

GREDE HOLDINGS LLC

By:
Douglas J. Grimm
Its: President and Chief Executive Officer

CITATION CORPORATION

By:
Douglas J. Grimm
Its: President and Chief Executive Officer

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EXHIBIT A

DISPOSITION OF OBLIGATIONS

[Insert line from Schedule 2 of Conversion Agreement relating to the Note Holder signatory hereto]

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SUBSCRIPTION AGREEMENT

GREDE HOLDINGS LLC

THIS SUBSCRIPTION AGREEMENT (“Agreement”), dated as of February 4, 2010, is entered into between Grede Holdings LLC, a Delaware limited liability company (the “Parent” and “Subscriber”) and Citation Corporation, a Delaware corporation (“Citation”).

1.         Background. Citation and the holders of all of the issued and outstanding capital stock of Citation, the holders of certain debt obligations of Citation, Wayzata Opportunities Fund II, L.P., TCW Shop IV Subsidiary Investment (Grede), Inc., and Parent have entered into that certain Conversion and Contribution Agreement and Stockholder Consent dated as of February 4, 2010 (the “Conversion Agreement”., Capitalized terms not defined in this Agreement have the meaning stated under the Conversion Agreement. As contemplated by the Conversion Agreement, the Subscriber is subscribing for common stock of Citation (“New Citation Stock”) which shall be converted into membership units of Grede II (the “Grede II Units”), all pursuant to the terms and conditions of this Agreement and the Conversion Agreement.

2.         New Citation Stock Subscription. Upon execution of this Agreement and pursuant to Section 1.3 of the Conversion Agreement, the Subscriber hereby subscribes for and purchases the number of shares of New Citation Stock set forth on Exhibit A hereto and in exchange for tender by the Subscriber of the consideration described on Exhibit A hereto and under Section 1.3 of the Conversion Agreement. Effective upon the Contribution Date and the receipt by Citation of the consideration described in Exhibit A, Citation hereby issues the New Citation Stock to Subscriber. Subscriber acknowledges and agrees that the New Citation Stock issued to Subscriber hereunder will be duly noted on Citation’s corporate records, but that a new stock certificate for the New Citation Stock will not be issued to Subscriber. Effective upon the date and time set forth in Section 2.2.2 of the Conversion Agreement, the New Citation Stock issued to Subscriber hereunder will be converted into Grede II Units.

[Signature Page Follows]

SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT

FOR CITATION CORPORATION

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first written above.

GREDE HOLDINGS LLC

By:
Douglas J. Grimm
Its: President and Chief Executive Officer

SUBSCRIPTION ACCEPTED BY:

CITATION CORPORATION

By:
Douglas J. Grimm
Its: President and Chief Executive Officer

2

EXHIBIT A

CONTRIBUTION FOR NEW CITATION STOCK

Aggregate Number of Shares of New Citation Stock:

Consideration: Cash contribution to Citation equal to $                        .

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